Exhibit 99.3

SMG Industries, Inc.
Pro Forma Combined Balance Sheet
As of September 30, 2018
(unaudited)

				Pro Forma	Pro Forma
	SMG Industries	MWTS		Adjustments	Combined
Assets

Current Assets:
Cash	$251,208	$8,661	(1), (2)	-	$259,869
Accounts receivable	645,540	-			645,540
Inventory	148,495	-			148,495
Assets held for sale	42,300	-			42,300
Prepaid expenses and other current assets	74,779	-	(2)	(8,000)	66,779
Total Current Assets	1,162,322	8,661			1,162,983

Property, equipment and rental assets, net	1,026,575	143,590			1,170,165
Other assets	32,541	-			32,541
Intangible assets, net	143,725	-			143,725
Goodwill	-	-	(2)	1,243,209	1,243,209

Total Assets	$2,365,163	$152,251			$2,509,414

Liabilities and Stockholders Equity (Deficit)

Current Liabilities:
Accounts payable	$577,860	$-	(2)	53,710	$631,570
Accounts payable - related party	21,000	-			21,000
Accrued expenses and other liabilities	148,272	-			148,272
Secured line of credit	488,912	-			488,912
Current portion of notes payable - related party	69,694	-			69,694
Current portion of unsecured notes payable	96,851	-			96,851
Current portion of secured notes payable, net	256,182	-	(1), (2)	328,960	585,142
Current portion of capital lease liability	56,441	-			56,441
Total Current Liabilities	1,715,212	-			2,097,882

Long-Term Liabilities:
Convertible notes payables, net	150,417	-			150,417
Note payable - related party, net of current portion	63,936	-			63,936
Notes payable - secured, net of current portion	231,105	-	(2)	771,040	1,002,145
Capital lease liability, net of current portion	51,002	-			51,002
Total Long-Term Liabilities	496,460	-			1,267,500

Total Liabilities	2,211,672	-			3,365,382

Stockholders' Equity (Deficit):
Membership interest	-	(293,902)	(2)	293,902	-
Preferred stock - $0.001 par value, authorized 1,000,000 shares as of September 30, 2018; none issued and outstanding	-	-			-
Common stock - $0.001 par value, authorized 25,000,000 shares as of September 30, 2018; 11,316,690 issued and outstanding	11,317	-	(2)	550	11,867
Additional paid-in capital	1,084,289	-	(2)	233,200	1,317,489
Accumulated deficit	(942,115)	446,153	(2)	(446,153)	(942,115)
Total Stockholders' Equity (Deficit)	153,491	152,251			387,241

Total Liabilities, and Stockholders' Deficit	$2,365,163	$152,251			$3,752,623

The accompanying notes are an integral part of these unaudited financial statements

SMG Industries, Inc.
Pro Forma Combined Statement of Operations
For the twelve months ended December 31, 2017
(unaudited)

				Pro Forma	Pro Forma
	SMG Industries	MWTS		Adjustments	Combined

Sales	$2,465,897	$1,938,851			$4,404,748

Cost of Sales	1,445,910	1,005,576			2,451,486

Gross Profit	1,019,987	933,275			1,953,262

Operating Expenses
Selling, general and administrative expenses	1,188,494	241,155			1,429,649
Other operating expenses	414,207	-			414,207
Total operating expenses	1,602,701	241,155			1,843,856

(Loss) from operations	(582,714)	692,120			109,406

Other (Expense)
Interest expense	(155,484)	-	(3)	(78,000)	(233,484)
Other income	7,118	-			7,118
Total other (Expense)	(148,366)	-			(226,366)

Net Loss	$(731,080)	$692,120			$(116,960)

Weighted average shares outstanding
Basic and diluted	3,423,150			550,000	3,973,150

Loss per share
Basic and diluted	(0.21)				(0.03)

The accompanying notes are an integral part of these unaudited financial statements

SMG Industries, Inc.
Pro Forma Combined Statement of Operations
For the nine months ended September 30, 2018
(unaudited)

				Pro Forma	Pro Forma
	SMG Industries	MWTS		Adjustments	Combined

Sales	$3,192,432	$75,222			$3,267,654

Cost of Sales	1,742,431	164,984			1,907,415

Gross Profit	1,450,001	(89,762)			1,360,239

Operating Expenses
Selling, general and administrative expenses	1,682,259	118,733			1,800,992
Total operating expenses	1,682,259	118,733			1,800,992

(Loss) from operations	(232,258)	(208,495)			(440,753)

Other income (expense)
Interest expense	(199,099)	-	(3)	(58,500)	(257,599)
Other income	23,291	-			23,291
Total other income (expense)	(175,808)	-			(234,308)

Net Loss	$(408,066)	$(208,495)			$(675,061)

Weighted average shares outstanding
Basic and diluted	9,986,415			550,000	10,536,415

Loss per share
Basic and diluted	(0.04)				(0.06)

The accompanying notes are an integral part of these unaudited financial statements

SMG Industries, Inc.

NOTES AND ASSUMPTIONS TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

(1)	On December 7, 2018, the Company issued and sold secured promissory notes in the aggregate principal amount of $300,000 (“Notes”) to three (3) separate purchasers. In addition to the issuance of the Notes an aggregate of 500,000 warrants (“Warrants”) were issued to the purchasers of the Notes. The Warrants are exercisable for a period of five (5) years and are exercisable at $0.40 per share. Interest on the Notes shall be paid to the purchasers at a rate of 10.0% per annum, paid on a monthly basis, and the maturity date of the Note is one year after the issuance date.

(2)	On December 7, 2018 (“Closing Date”), we entered into an Agreement and Plan of Share Exchange dated as of such date (the “Exchange Agreement”) with Momentum Water Transfer Services LLC, a Texas limited liability company (“MWTS”) and the sole member of MWTS (the “MWTS Member”). On the Closing Date, pursuant to the Exchange Agreement, we acquired one hundred percent (100%) of the issued and outstanding membership interests of MWTS (“MWTS Membership Interests”) from the MWTS Member pursuant to which MWTS became our wholly owned subsidiary (“Acquisition”). In accordance with the terms of the Exchange Agreement, and in connection with the completion of the Acquisition, on the Closing Date we issued 550,000 shares of our common stock, par value $0.001 per share, paid $361,710 in cash and issued a 6% note to the MWTS Member in the amount of $800,000 in exchange for all of the issued and outstanding MWTS Membership Interests.

Preliminary Purchase Price:
Cash, net	$291,339
Application of deposit	8,000
Notes and other payables	853,710
Common stock	233,750
$1,386,799

Preliminary Purchase Price Allocation:
Equipment	143,590
Goodwill	1,243,209
$1,386,799

(3)	To record interest expense for the above Notes Payable as if the transaction occurred on January 1, 2017.